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                                                                     Exhibit 3.1

                     COMPOSITE CERTIFICATE OF INCORPORATION

                                       of

                              WILLCOX & GIBBS, INC.

                        (As in effect November 12, 1992)


                                     FIRST:

     The corporate name of the said Corporation is hereby declared to be Willcox & Gibbs, Inc.

                                     SECOND:

     The purposes for which the said Corporation is formed are:
     To manufacture, buy, sell, deal in and with, sewing machines of every type and description, and parts, accessories and equipment therefor and for use in connection therewith, and generally to conduct a manufacturing business in all its branches;
     To manufacture, purchase, or otherwise acquire, own, sell, lease, mortgage, pledge, assign and transfer, or otherwise dispose of, to invest, trade, deal in and with goods, commodities, wares, merchandise, services and real and personal property of every type and description;
     To acquire, and pay for in cash, stock or bonds of the said Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation engaged in the same or similar business;
     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of the said Corporation;


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     To purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any other corporation or corporations organized under the laws of the State of New York or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership;
     To issue bonds, debentures, or obligations of the said Corporation from time to time, for any of the objects or purposes of the said Corporation, and to secure the same by mortgage, pledge, deed of trust, or otherwise;
     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly;
     To have one or more offices, to carry on all or any of its operations and business, and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey, or otherwise dispose of real and personal property of every class and description, in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;
     In general, to carry on any other similar business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of the State of New York upon corporations formed under the Stock Corporation Law of the State of New York, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.
     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the said Corporation.


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                                     THIRD:

     The aggregate number of shares which the Corporation shall have authority to issue is thirty-seven million six hundred thousand (37,600,000), to consist of six hundred thousand (600,000) shares of Preferred Stock having a par value of twelve dollars ($12) each, two million (2,000,000) shares of Preference Stock having a par value of one dollar ($1) each and thirty-five million (35,000,000) shares of Common Stock having a par value of one dollar ($1) each.

                               A.  PREFERRED STOCK

(1) Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

(2) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

     (a) The number of shares to constitute such series and the distinctive designations thereof;

     (b) The dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

     (c) Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

     (d) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;


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     (e)  Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement, or to other corporate purposes and the terms and provisions relative to the operation thereof;

     (f) Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

     (g) The voting powers, if any, of such series in addition to the voting powers provided in paragraph A(6) below; and

     (h) Any other relative rights, preferences and limitations thereof as shall not be inconsistent with this Article.

(3) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all series shall rank equally and be identical in all respects, except as permitted by the foregoing provisions of paragraph A(2).

(4) The Board of Directors may provide that dividends on Preferred Stock shall be declared and paid, or set apart for payment, and that the Corporation shall not be in default under any obligation to redeem shares of Preferred Stock, before any dividends shall be declared and paid, or set apart for payment, and before any other distributions shall be made, on the Common Stock (except dividends or other distributions in shares of Common Stock) or before the Corporation shall acquire any shares of Common Stock (except in exchange for or out of the proceeds of sale of Common Stock).

(5) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the Corporation ranking junior to the Preferred Stock, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment of the amount per share fixed by the Board of Directors for the particular series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. For the purposes of this paragraph A(5), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.

(6)  So long as any of the Preferred Stock is outstanding, the Corporation:

     (a) will not, without the affirmative vote or written consent of the holders of at least a majority of all the Preferred Stock at the time outstanding, given in person or by proxy, either


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in writing or by resolution adopted at a meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, (i) create any other class or classes of stock ranking prior to the Preferred Stock either as to dividends or liquidation, or increase the authorized number of shares of any such other class of stock, or (ii) amend, alter or repeal any of the provisions of this Article so as adversely to affect the preferences, rights or powers of the Preferred Stock;

     (b) will not, without the affirmative vote or written consent of the holders of at least a majority of any adversely affected series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose (the holders of such series of the Preferred Stock consenting or voting, as the case may be, separately as a class), amend, alter or repeal any of the provisions herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series so as adversely to affect the preferences, rights or powers of the Preferred Stock of such series; provided, however, that any vote or consent required by clause (ii) of subparagraph (a) above may be given and made effective by the filing of an appropriate amendment of the Corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of the Common Stock of the Corporation, the right to give such vote or consent being expressly waived by holders of such Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of the Common Stock; and provided further that any vote or consent required by this subparagraph (b) may be given and made effective by the filing of an appropriate amendment of the Corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of any other series of the Preferred Stock or the holders of the Common Stock of the Corporation, the right to give such vote or consent being expressly waived by all holders of such other series of Preferred Stock and Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of such other series of Preferred Stock or Common Stock, as the case may be; and

     (c) the term "outstanding", when used in reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust.

(7) The shares of Preferred Stock may be issued by the Corporation from time to time for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.

                              B.  PREFERENCE STOCK

(1) The Preference Stock may be issued from time to time in one or more series. Authority is hereby expressly granted to the Board of Directors to establish and designate one or more series of Preference Stock and to fix the variations in the relative rights, preferences and limitations of each such series, including, but not limited to, the following:

     (a) The number of shares to constitute such series and the designation of the shares of such series.


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     (b)  The dividends, if any, payable on such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or series of stock and whether such dividends shall be cumulative and, if so, from what dates.

     (c) Whether the shares of such series shall be subject to redemption by the Corporation or at the option of the holder or both and, if so, the times, prices and other terms and conditions of such redemption.

     (d) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms and conditions thereof.

     (e) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or series or any other securities and, if so, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange.

     (f) Whether the shares of such series shall have voting rights in addition to any voting rights provided by law and this Certificate of Incorporation and, if so, the terms of such voting rights, which may be general or limited.

     (g) The conditions, limitations or restrictions, if any, on payment of dividends or the making of distributions on, or the purchase, redemption or other acquisition of, any other stock, on the creation of indebtedness or on the issue or reissue of any additional stock.

     (h) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation.

(2) Shares of any series of Preference Stock which have been purchased, redeemed (whether through the operation of a purchase, retirement or sinking fund or otherwise) or otherwise reacquired by the Corporation or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series or any other securities, which are cancelled by the Board of Directors, shall have the status of authorized and unissued shares of Preference Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preference Stock to be created by the Board of Directors or as part of any other series of Preference Stock, all subject to the conditions or restrictions on issuance required by the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preference Stock, by this Certificate of Incorporation or by law.

                                C.  COMMON STOCK

(1) Each share of Common Stock shall have one vote and, except as provided by law or by the resolution or resolutions providing for the issue of any series of Preferred or Preference Stock adopted by the Board of Directors as hereinabove provided, the exclusive voting power for all purposes shall be vested in the holders of Common Stock. The holders of Common Stock shall not have cumulative voting power.

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(2)  In the event of any liquidation, dissolution or winding up of the
Corporation, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, and the amounts to which the holders of the Preferred and Preference Stock shall be entitled, to share ratably in the remaining net assets of the Corporation.

                              D.  PREEMPTIVE RIGHTS

     Unless otherwise provided by the Board of Directors, no holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preemptive right (as such holder) to subscribe for or purchase any securities now or hereafter authorized by the Corporation, including without limitation any shares of stock of the Corporation of any class, any obligations or securities of the Corporation convertible into or exchangeable for such shares or any options, warrants or rights to acquire any of the foregoing.

                                     FOURTH:
     The said Corporation shall commence on the second day of March in the year one thousand eight hundred and sixty six, and its duration shall be perpetual.

                                     FIFTH:

     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The number of directors of the Corporation (exclusive of directors (the "Preferred Stock Directors") who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes) shall not be less than nine nor more than twelve, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board and to be fixed initially at nine.

(2) The Board of Directors (exclusive of Preferred Stock Directors) shall be divided into three classes; with the term of office of one class expiring each year. At the annual meeting of stockholders in 1983, three directors of the first class shall be elected to hold office for a term expiring at the 1984 annual meeting, three directors of the second class shall be elected to hold office for a term expiring at the 1985 annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the 1986 annual meeting. At each annual meeting commencing with the annual meeting of 1984, each class of directors whose term shall expire at the meeting shall be elected to hold office for a three year term and until the election and qualification of their respective successors in office. In case of any increase in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be as nearly equal as possible.


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(3)  Subject to the rights of the holders of any one or more series of Preferred
Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office for cause or other reason shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office. Any director so chosen shall hold office until the next election of the class for which such director shall be elected and qualified (subject to any requirement of law specifically calling for an earlier vote of stockholders).
No decrease in the number of directors shall shorten the term of any incumbent director.

(4) Except as otherwise provided in Article THIRD of this certificate of incorporation with respect to the holders of any one or more series of Preferred Stock or as otherwise provided by law, special meetings of stockholders for any purpose or purposes shall be called solely by resolution of the Board of Directors, acting by not less than a majority of the entire Board, and the power of stockholders to call a special meeting is specifically DENIED. The place and notice of any special meeting shall be as set forth in the by-laws. No business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting at a special meeting of stockholders.

(5) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, any director or the entire Board of Directors of the Corporation may be removed, but such removal shall be only for cause. At any annual meeting of a stockholders of the Corporation or at any special meeting of stockholders of the Corporation the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of stock of the Corporation entitled to vote thereon, by vote of a majority of the outstanding shares thereof, may remove such director or directors for cause.

(6) No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting except by unanimous written consent of all stockholders entitled to vote thereon, and the power of less than all such stockholders to consent in writing, without such a meeting, to the taking of any action is specifically denied.

(7) Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-
laws), the affirmative vote of the holders of not less than 75 percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (which shall mean 75% of the votes entitled to be cast by such shares) shall be required (i) to amend or repeal any provision of this Article FIFTH (including, without limitation, this section (7)) or (ii) to adopt any provision in this certificate of incorporation or the by-laws of the Corporation which is inconsistent with any provision of this article FIFTH or (iii) in general, to adopt, amend or repeal any provision of the by-laws of the Corporation relating to meetings of stockholders or directors (including, without limitation, voting or quorum requirements) or qualification, election or removal of directors or officers.


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                                     SIXTH:

     The principal place of business of the said Corporation shall be in the City of New York, in the County of New York, and State of New York.

                                    SEVENTH:

     The Secretary of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon him is 1440 Broadway, New York, New York 10018.

                                     EIGHTH:

     The affirmative vote of the holders of not less than 75 percent of the outstanding shares of "Voting Stock" (as hereinafter defined) of the Corporation shall be required for the approval or authorization of any "Business Combination" (as hereinafter defined) of the Corporation with any Related Person (as hereinafter defined); provided, however, that the 75 percent voting requirement shall not be applicable if:

(1) A majority of the "Continuing Directors" (as hereinafter defined) of the Corporation (a) have expressly approved in advance the acquisition of outstanding shares of Voting Stock of the Corporation that caused the Related Person to become a Related Person or (b) have approved the Business Combination prior to the Related Person involved in the Business Combination having become a Related Person; or

(2) The Business Combination is a merger or consolidation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is not less than the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions), as determined in good faith by a majority of the Continuing Directors, paid by the Related Person in acquiring any of its holdings of the Corporation's Common Stock.

For purposes of this Article EIGHTH:

     (i) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary with or into a Related Person,
(b) any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the


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Corporation (including without limitation any voting securities of a subsidiary)
or of a subsidiary, or both, to a Related Person, (c) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary,
(d) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary, (e) the issuance of any securities of the Corporation or a subsidiary to a Related Person, (f) any recapitalization that would have the effect of increasing the voting power of a Related Person, (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination and (h) any series of related transactions which, if taken together, would come within this definition of Business Combination.

    (ii) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on April 1, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on
April 1, 1983 in Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate ten percent or more of the outstanding Voting Stock of the Corporation, any Affiliate or Associate of any such individual, corporation, partnership or other person or entity and any assignee of any of the foregoing.

   (iii) The term "Substantial Part" shall mean more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

    (iv) Without limitation, any shares of Common Stock of the Corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     (v) For the purposes of paragraph (2) of this Article EIGHTH, the term "other consideration to be received" shall include, without limitation, Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

    (vi) The term "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

   (vii) The term "Continuing Director" shall mean a Director who is not an Affiliate or Associate of the Related Person and who (a) was a member of the Board of Directors of the Corporation immediately prior to the time that the Related Person involved in a Business Combination became a Related Person or
(b) is a successor of such a Director who is recommended to succeed such a Director by a majority of the Continuing Directors then on the Board.


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     The affirmative vote of the holders of not less than 75 percent of the outstanding shares of Voting Stock of the Corporation shall be required to amend or repeal any provision of this Article EIGHTH (including, without limitation, this paragraph).

                                     NINTH:

     No director shall be personally liable to the Corporation or any shareholder for damages for any breach of duty in such capacity, except if a judgment or other final adjudication adverse to the director establishes that
(i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which he was not legally entitled or (iii) the director's acts violated Section 719 of the Business Corporation Law of New York. If the Business Corporation Law of New York is amended after approval by the stockholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law of New York, as so amended. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation or the By-Laws of the Corporation or of any statute inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.


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                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              WILLCOX & GIBBS, INC.

                Under Section 805 of the Business Corporation Law
                              ---------------------

     WE THE UNDERSIGNED, RICHARD J. MACKEY and ALLAN M. GONOPOLSKY, being respectively the President and Assistant Secretary of Willcox & Gibbs, Inc. (the "Corporation"), do hereby certify:

     1. The name of the Corporation is WILLCOX & GIBBS, INC. The original name was WILLCOX & GIBBS SEWING MACHINE COMPANY.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 2nd day of March, 1866.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended by the following provisions stating the number, designation, relative rights, preferences and limitations of a series of Preference Stock, par value $1.00 per share, of the Corporation, designated as Series A Junior Participating Preference Stock, as fixed by the Board of Directors of the Corporation pursuant to the authority vested in it by the Certificate of Incorporation, as amended, of the Corporation:

     Series A Junior Participating Preference Stock:

     Section 1. DESIGNATION. This series shall be designated as "Series A Junior Participating Preference Stock" (hereinafter "this Series").

     Section 2. NUMBER. The number of shares of this Series authorized to be issued is 220,000.
     Section 3.  DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preference Stock or Preferred Stock, par value $12.00 per share, of the Corporation (the "Preferred Stock") ranking prior and superior to this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable in cash on the last day of April and October in each year (each such date being referred to herein as a "Semiannual Dividend Payment Date") commencing on the first Semiannual Dividend Payment Date after the first issuance of a share or fraction of a share of this Series, in an amount per share (rounded to


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the nearest cent) equal to the greater of (a) $5.625 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Semiannual Dividend Payment Date or, with respect to the first Semiannual Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on this Series as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semiannual Dividend Payment Date and the next subsequent Semiannual Dividend Payment Date, a dividend of $5.625 per share on this Series shall nevertheless be payable on such subsequent Semiannual Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the Semiannual Dividend Payment Date next preceding the date of issue of such shares of this Series, unless the date of issue of such shares is prior to the record date for the first Semiannual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Semiannual Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Semiannual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Semiannual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

     Section 4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to this Series unless, prior thereto, the holders of shares of this

Series shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of this Series shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except distributions made ratably on this Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such Liquidation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of this Series were entitled immediately prior to such event under the proviso in clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     For purposes of this Certificate, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations shall not be deemed to be a Liquidation.

     Section 5.  REDEMPTION.  The shares of this Series shall not be redeemable.

     Section 6. VOTING RIGHTS. The holders of shares of this Series shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of this Series shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Common shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, the holders of shares of this Series and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of Common shareholders of the Corporation.

     (C) (i) If at any time dividends on any shares of this Series shall be in arrears in an amount equal to three full semiannual dividends thereon, the holders of this Series and all other series of Preference Stock (in each case to the extent then entitled pursuant to the terms of such series), voting together as one class, shall have the exclusive and special right to elect two directors of the Corporation, and the number of directors constituting the Board of Directors of the Corporation shall be increased by two (if not previously increased in connection with the right of other series of Preference Stock entitled to vote together with this Series to elect directors of the Corporation) for such purpose.

     (ii) Whenever any such right of the holders of this Series shall have vested, such right may be exercised initially either at a special meeting of the holders of this Series and all other series so entitled to vote, if any, called as hereinafter provided, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of this Series voting separately as a class with such other series to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accrued on all shares of this Series shall have been paid in full, or declared and set apart for payment, at which time the special right of the holders of this Series so to vote separately as a class with such other series for the election of directors shall terminate, subject to revesting in the event of each and every subsequent occurrence of an arrearage specified in subparagraph (C)(i) above.

    (iii) At any time when such special voting power shall have vested in the holders of this Series as provided in the preceding subparagraph (C)(i), the proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors addressed to the Secretary of the Corporation, call a special meeting of the holders of this Series for the purpose of electing directors pursuant to this paragraph (C). Such meeting shall be held at the earliest practicable date. If such meeting shall not be called by the proper officer of the Corporation within twenty days after personal service of such written request upon the Secretary of the Corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated by giving the notice required for annual meetings of shareholders. Any holder of this Series so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (C)(iii), no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of shareholders.

     (iv) At any meeting held for the purpose of electing directors at which the holders of this Series and any other series of Preference Stock shall have the special right to elect directors as provided in this paragraph (C), the presence, in person or by proxy, of the holders of one-third of the voting power of the then outstanding aggregate number of shares of this Series and such other series shall be required to constitute a quorum for the election of any director by the holders of such series. At any such meeting or adjournment thereof, (a) the absence of a quorum shall not prevent the election of directors other than those to be elected by all such series of Preference Stock voting separately as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by this Series and any other series of Preference Stock that may be voting with it separately as a class, and (b) in the absence of either or both such quorums, the holders of a majority of the voting power of the shares present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors who they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

     (v) During any period when the holders of this Series have the right to vote separately as a class for directors as provided in this paragraph (C), (1) the directors so elected by the holders of the one or more series of Preference Stock entitled to vote for such directors shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify or, until termination of the right of the holders of the one or more series of Preference Stock entitled to vote for such directors to vote separately as a class for directors as provided in this paragraph (C) and (2) vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the one or more series of Preference Stock which elected the directors whose office shall have become vacant or if there be no such remaining director, directors to fill such vacancies shall be elected by the holders of the one or more series of Preference Stock entitled to vote for such directors at a special meeting called pursuant to the provisions of subparagraph (C)(iii) hereof. Immediately upon any termination of the right of the holders of this Series and any other series of Preference Stock to vote separately as a class for directors as provided in this paragraph (C), the term of office of the directors then in office so elected by the holders of this Series and any such other series shall terminate. Whenever the term of office of the directors so elected by the holders of this Series and any such other series shall terminate and the special voting power vested in the holders of this Series and any such other series as provided in this paragraph (C) shall have terminated, the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of this paragraph (C).

     (D) So long as any shares of this Series are outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the outstanding shares of this Series, given by such holders as one class, amend the Certificate of Incorporation of the Corporation in any manner which would materially alter or change the powers, preferences or special rights of this Series so as to affect them adversely.

     (E) Except as provided herein, in the Certificate of Incorporation of the Corporation or by law, holders of shares of this Series shall have no special voting rights and their consent shall not be required for taking any corporate action.

     Section 7.  CERTAIN RESTRICTIONS.

     (A) Whenever semiannual dividends or other dividends or distributions payable on this Series as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon Liquidation) to this Series;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon Liquidation) with this Series; PROVIDED, HOWEVER, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon Liquidation) to this Series; or

    (iv) purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 7, purchase or otherwise acquire such shares at such time and in such manner.

     Section 8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of this Series shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 9. RANKING. This Series shall rank junior to all other series of the Corporation's Preference Stock and Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation, unless the terms of any such series shall provide otherwise.

     Section 10. FRACTIONAL SHARES. This Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of this Series.

     Section 11. OTHER RIGHTS. The holders of shares of this Series shall not have any other preferences or special rights.

     4. The amendment referred to herein was authorized by resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on January 10, 1989, at which a quorum was present and acting throughout.

     IN WITNESS WHEREOF, we have signed this Certificate this 11th day of January, 1989, and we affirm the statements contained herein are true under penalties of perjury.



                                        ______________________________
                                        Richard J. Mackey
                                        President


                                        ------------------------------
                                        Allan M. Gonopolsky
                                        Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                       OF THE CERTIFICATE OF INCORPORATION

                                       OF

                              WILLCOX & GIBBS, INC.

                Under Section 805 of the Business Corporation Law
                              ---------------------

     WE THE UNDERSIGNED, John K. Ziegler and Allan M. Gonopolsky, being respectively the Chairman of the Board and Assistant Secretary of Willcox & Gibbs, Inc. (the "Corporation"), do hereby certify:

     1. The name of the Corporation is WILLCOX & GIBBS, INC. The original name was WILLCOX & GIBBS SEWING MACHINE COMPANY.

     2. The Certificate of Incorporation of the Corporation was filed by the Department of State on the 2nd day of March, 1866.

     3. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended by the following provisions stating the number, designation, relative rights, preferences and limitations of a series of Preference Stock, par value $1.00 per share, of the Corporation, designated as Series B Junior Participating Preference Stock, as fixed by the Board of Directors of the Corporation pursuant to the authority vested in it by the Certificate of Incorporation, as amended, of the Corporation:

     Series B Junior Participating Preference Stock:

     Section 1. DESIGNATION. This series shall be designated as "Series B Junior Participating Preference Stock" (hereinafter "this Series").

     Section 2. NUMBER. The number of shares of this Series authorized to be issued is 500,000.

     Section 3.  DIVIDENDS AND DISTRIBUTIONS.

     (A) Subject to the prior and superior rights of the holders of any shares of any series of Preference Stock or Preferred Stock, par value $12.00 per share, of the Corporation (the "Preferred Stock") ranking prior and superior to this Series with respect to dividends, the holders of shares of this Series shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, semiannual dividends payable in cash on the last day of April and October in each year (each such date being referred to herein as a "Semiannual Dividend Payment Date") commencing on the first Semiannual Dividend Payment Date after the first issuance of a share or fraction of a share of this Series, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $5.625 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock by reclassification or otherwise), declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") since the immediately preceding Semiannual Dividend Payment Date or, with respect to the first Semiannual Dividend Payment Date, since the first issuance of any share or fraction of a share of this Series. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of this Series were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) The Corporation shall declare a dividend or distribution on this Series as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); PROVIDED, HOWEVER, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Semiannual Dividend Payment Date and the next subsequent Semiannual Dividend Payment Date, a dividend of $5.625 per share on this Series shall nevertheless be payable on such subsequent Semiannual Dividend Payment Date.

     (C) Dividends shall begin to accrue and be cumulative on outstanding shares of this Series from the Semiannual Dividend Payment Date next preceding the date of issue of such shares of this Series, unless the date of issue of such shares is prior to the record date for the first Semiannual Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Semiannual Dividend Payment Date or is a date after the record date for the determination of holders of shares of this Series entitled to receive a quarterly dividend and before such Semiannual Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Semiannual Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of this Series in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of this Series entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 50 days prior to the date fixed for the payment thereof.

     Section 4. LIQUIDATION, DISSOLUTION OR WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (a "Liquidation"), no distribution shall be made (x) to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to this Series unless, prior thereto, the holders of shares of this

Series shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of this Series shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (y) to the holders of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except distributions made ratably on this Series and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such Liquidation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of this Series were entitled immediately prior to such event under the proviso in clause (x) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     For purposes of this Certificate, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation to, or a consolidation or merger of the Corporation with, one or more corporations shall not be deemed to be a Liquidation.

     Section 5.  REDEMPTION.  The shares of this Series shall not be redeemable.

     Section 6. VOTING RIGHTS. The holders of shares of this Series shall have the following voting rights:

     (A) Subject to the provision for adjustment hereinafter set forth, each share of this Series shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Common shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of this Series were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (B) Except as otherwise provided herein, in the Certificate of Incorporation of the Corporation or by law, the holders of shares of this Series and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of Common shareholders of the Corporation.

     (C) (i) If at any time dividends on any shares of this Series shall be in arrears in an amount equal to three full semiannual dividends thereon, the holders of this Series and all other series of Preference Stock (in each case to the extent then entitled pursuant to the terms of such series), voting together as one class, shall have the exclusive and special right to elect two directors of the Corporation, and the number of directors constituting the Board of Directors of the Corporation shall be increased by two (if not previously increased in connection with the right of other series of Preference Stock entitled to vote together with this Series to elect directors of the Corporation) for such purpose.

    (ii) Whenever any such right of the holders of this Series shall have vested, such right may be exercised initially either at a special meeting of the holders of this Series and all other series so entitled to vote, if any, called as hereinafter provided, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of this Series voting separately as a class with such other series to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accrued on all shares of this Series shall have been paid in full, or declared and set apart for payment, at which time the special right of the holders of this Series so to vote separately as a class with such other series for the election of directors shall terminate, subject to revesting in the event of each and every subsequent occurrence of an arrearage specified in subparagraph (C)(i) above.

   (iii) At any time when such special voting power shall have vested in the holders of this Series as provided in the preceding subparagraph (C)(i), the proper officer of the Corporation shall, upon the written request of the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors addressed to the Secretary of the Corporation, call a special meeting of the holders of this Series for the purpose of electing directors pursuant to this paragraph (C). Such meeting shall be held at the earliest practicable date. If such meeting shall not be called by the proper officer of the Corporation within twenty days after personal service of such written request upon the Secretary of the Corporation, or within twenty days after mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 10% of the then outstanding voting power of shares of this Series and all other series entitled to vote in the election of such directors may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated by giving the notice required for annual meetings of shareholders. Any holder of this Series so designated shall have access to the stock books of the Corporation for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the provisions of this subparagraph (C)(iii), no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of shareholders.

    (iv) At any meeting held for the purpose of electing directors at which the holders of this Series and any other series of Preference Stock shall have the special right to elect directors as provided in this paragraph (C), the presence, in person or by proxy, of the holders of one-third of the voting power of the then outstanding aggregate number of shares of this Series and such other series shall be required to constitute a quorum for the election of any director by the holders of such series. At any such meeting or adjournment thereof, (a) the absence of a quorum shall not prevent the election of directors other than those to be elected by all such series of Preference Stock voting separately as a class, and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by this Series and any other series of Preference Stock that may be voting with it separately as a class, and (b) in the absence of either or both such quorums, the holders of a majority of the voting power of the shares present in person or by proxy of the stock or stocks which lack a quorum shall have power to adjourn the meeting for the election of directors who they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.
     (v) During any period when the holders of this Series have the right to vote separately as a class for directors as provided in this paragraph (C),
(1) the directors so elected by the holders of the one or more series of Preference Stock entitled to vote for such directors shall continue in office until the next succeeding annual meeting or until their successors, if any, are elected by such holders and qualify or, until termination of the right of the holders of the one or more series of Preference Stock entitled to vote for such directors to vote separately as a class for directors as provided in this paragraph (C) and (2) vacancies in the Board of Directors shall be filled only by vote of a majority (even if that be only a single director) of the remaining directors theretofore elected by the holders of the one or more series of Preference Stock which elected the directors whose office shall have become vacant or if there be no such remaining director, directors to fill such vacancies shall be elected by the holders of the one or more series of Preference Stock entitled to vote for such directors at a special meeting called pursuant to the provisions of subparagraph (C)(iii) hereof. Immediately upon any termination of the right of the holders of this Series and any other series of Preference Stock to vote separately as a class for directors as provided in this paragraph (C), the term of office of the directors then in office so elected by the holders of this Series and any such other series shall terminate. Whenever the term of office of the directors so elected by the holders of this Series and any such other series shall terminate and the special voting power vested in the holders of this Series and any such other series as provided in this paragraph (C) shall have terminated, the number of directors shall be such number as may be provided for in the by-laws irrespective of any increase made pursuant to the provisions of this paragraph (C).

     (D) So long as any shares of this Series are outstanding, the Corporation shall not, without the affirmative vote of the holders of two-thirds of the outstanding shares of this Series, given by such holders as one class, amend the Certificate of Incorporation of the Corporation in any manner which would materially alter or change the powers, preferences or special rights of this Series so as to affect them adversely.

     (E) Except as provided herein, in the Certificate of Incorporation of the Corporation or by law, holders of shares of this Series shall have no special voting rights and their consent shall not be required for taking any corporate action.


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     Section 7.  CERTAIN RESTRICTIONS.

     (A) Whenever semiannual dividends or other dividends or distributions payable on this Series as provided in Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of this Series outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon Liquidation) to this Series;

    (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except dividends paid ratably on this Series and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon Liquidation) with this Series; PROVIDED, HOWEVER, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon Liquidation) to this Series; or

    (iv) purchase or otherwise acquire for consideration any shares of this Series, or any shares of stock ranking on a parity (either as to dividends or upon Liquidation) with this Series, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 7, purchase or otherwise acquire such shares at such time and in such manner.

     Section 8. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise than by


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payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of this Series shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Section 9. RANKING. This Series shall rank junior to all other series of the Corporation's Preference Stock and Preferred Stock as to the payment of dividends and the distribution of assets upon Liquidation, unless the terms of any such series shall provide otherwise.

     Section 10. FRACTIONAL SHARES. This Series may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of this Series.

     Section 11. OTHER RIGHTS. The holders of shares of this Series shall not have any other preferences or special rights.

     4. The amendment referred to herein was authorized by resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on November 12, 1992, at which a quorum was present and acting throughout.

     IN WITNESS WHEREOF, we have signed this Certificate this 12th day of November, 1992, and we affirm the statements contained herein are true under penalties of perjury.


                                        ______________________________
                                        John K. Ziegler
                                        Chairman of the Board



                                        ------------------------------
                                        Allan M. Gonopolsky
                                        Assistant Secretary



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